Exhibit 99.2

Alpha and Omega Semiconductor Limited
Prepared Remarks for the Investor Conference Call
for the Quarter Ended June 30, 2026

August 12, 2026

Steven Pelayo

Good afternoon, everyone, and welcome to Alpha and Omega Semiconductor’s conference call to discuss fiscal 2026 fourth quarter financial results. I am Steven Pelayo, Investor Relations representative for AOS. With me today are Stephen Chang, our CEO, and Yifan Liang, our CFO. This call is being recorded and broadcast live over the Web. A replay will be available for seven days following the call via the link in the Investor Relations section of our website.

Our call will proceed as follows today. Stephen will begin business updates including strategic highlights, and a detailed segment report. After that, Yifan will review the financial results and provide guidance for the September quarter. Finally, we will have the Q&A session.

The earnings release was distributed over wire today, August 12, 2026, after the market close. The release is also posted on the company's website. Our earnings release and this presentation include non-GAAP financial measures. We use non-GAAP measures because we believe they provide useful information about our operating performance that should be considered by investors in conjunction with the GAAP measures. A reconciliation of these non-GAAP measures to comparable GAAP measures is included in the earnings release.

We remind you that during this conference call, we will make certain forward-looking statements, including discussions of the business outlook and financial projections. These forward-looking statements are based on management's current expectations and involve risks and uncertainties that could cause our actual results to differ materially. For a more detailed description of these risks and uncertainties, please refer to our recent and subsequent filings with the SEC. We assume no obligations to update the information provided in today's call.

Now, I will turn the call over to our CEO, Stephen Chang. Stephen?

Stephen Chang (Chief Executive Officer)

Thank you, Steven. Welcome to Alpha and Omega’s fiscal 2026 Q4 earnings call. I will begin with a high-level overview of our results and then jump into segment details.

We delivered fiscal Q4 revenue results above the midpoint of our guidance. Total June quarter revenue was $170.4 million, down 3.5% year-over-year, and up 4.0% sequentially. Non-GAAP gross margin was 23.7%. Non-GAAP EPS was a loss of $0.13 per share. As anticipated, strength in Advanced Computing — particularly AI and server applications — and in the Communications segment offset softness in the traditional PC market, driven by higher memory costs, and in Gaming within the Consumer segment.

Advanced Computing continues to be the strongest part of our business and provides clear evidence that our long-term strategy is delivering results. As our portfolio expands into higher-performance applications, we are increasing content per platform, broadening customer adoption, and strengthening our competitive position in AI infrastructure. To support this opportunity, we continue expanding our medium-voltage manufacturing capacity while increasing targeted R&D investments.

With that, let me now cover our Q2 segment results and provide more details.

Starting with Computing. June quarter revenue was down 8.6% year-over-year, and up 5.6% sequentially and represented about 49.8% of total revenue. The segment results came in at the high-end of our guidance for a low-to-mid single-digit sequential increase driven by strength in Advanced Computing, which increased 35% sequentially and represented a record high 31% of the Computing segment in the June quarter. The strength in Advanced Computing was driven by AI, server, workstation and cloud applications, while declines in PCs, tablets and graphics cards offset and impacted the overall segment result.

Demand for our medium-voltage MOSFET portfolio continues to expand across AI and cloud infrastructure, with growing engagement from power supply providers, module makers, leading ODMs, cloud service providers and hyperscale customers. Customer engagement and design activity continue to expand in these areas, and we expect these products to contribute more meaningfully during the second half of 2026 and into 2027.

Looking ahead to the September quarter, we expect Advanced Computing revenue to grow by more than 40% sequentially, driven by continued strength across AI servers, graphics cards, and other high-performance computing platforms. Our AI and server business alone is expected to increase more than 60% sequentially and represent the majority of our Advanced Computing business. This growth is expected to more than offset the well-publicized weakness in traditional PC applications caused by memory chip constraints, resulting in flattish sequential growth for the overall Computing segment. More importantly, Advanced Computing is expected to exceed 40% of Computing segment revenue, and approach 20% of total company revenue, another important step in shifting our product mix toward higher-value applications with richer product content and stronger profitability.

Turning to the Consumer segment, June quarter revenue was down 21.3% year-over-year and up 8.0% sequentially and represented 12.3% of total revenue. The sequential results were better than our expectations for a relatively flattish quarter, with broad-based quarter-on-quarter growth across Gaming,

Wearables, and Home Appliances. The year-over-year decline primarily reflects lower Gaming revenue as the current console product cycle nears maturity.

For the September quarter, we expect Consumer segment revenue to decline approximately 25% sequentially, primarily reflecting lower revenue in Home Appliances, Wearables, and Gaming.

Next, let’s discuss the Communications segment, June quarter revenue was up 22.3% year-over-year and down 2.3% sequentially and represented 19.3% of total revenue.

The results were in line with our expectations for a slight sequential decline, as seasonally lower battery PCM shipments ahead of new smartphone model transitions were largely offset by strong growth in DC-DC modules and networking applications.

For the September quarter, we are ramping new products with our Tier One U.S. smartphone customer, and we continue to benefit from our strong position in premium smartphone platforms, where our differentiated battery protection solutions and support for higher charging currents are increasing BOM content and driving greater value per device. Outside of the premium tier, market conditions remain more challenging, as elevated memory pricing and supply constraints are pushing some OEMs toward lower-performance components in certain platforms. We remain disciplined in managing our product mix, prioritizing higher-performance sockets and premium smartphone platforms where our technology and content opportunities are greatest. As a result, we expect Communications segment revenue to increase approximately 10% sequentially.

Now, let’s talk about our last segment, Power Supply and Industrial, which accounted for 17.6% of total revenue and was up 1.4% year-over-year and up 5.2% sequentially. Overall, the results were in line with expectations for mid-single digit sequential growth, driven by sequential and year-over-year growth in E-Mobility, as well as DC Fans tied to AI server demand. This was partially offset by sequential and year-over-year declines in Quick Chargers and AC-DC power supplies.

Looking ahead to the September quarter, we see stronger demand for Power Tools and continued momentum in DC fans supporting AI server rack applications. We also expect Quick Chargers and AC-DC power supplies to increase sequentially. While demand trends continue to vary across end markets, we remain encouraged by the expanding tangential opportunities in AI infrastructure and the improving demand environment across several industrial applications. All together, we expect Power Supply and Industrial revenue to increase nearly 30% sequentially.

In closing, we are encouraged by the continued progress of our strategic transformation, even as conditions remain uneven across several end markets. Advanced Computing is now a clear and growing contributor to both revenue and earnings, reinforcing the long-term direction of the business. That mix shift – combined with an improving pricing environment – is expected to support higher gross margins in the second half of calendar 2026, demonstrating the benefits of the strategic investments we have made over the past several years.

Despite ongoing pressure on the broader PC and smartphone markets from elevated memory pricing and supply constraints, we believe our Computing and Communications businesses are outperforming their respective end markets, supported by our expanding Advanced Computing portfolio, total solutions strategy, and disciplined focus on premium smartphone platforms with our Tier One U.S. customer.

We are expanding manufacturing capacity in key product areas, increasing targeted R&D investments for next-generation AI infrastructure, and building a growing pipeline of new products across AI-related workloads. We believe this combination - a broader product portfolio, increasing content per platform, and continued investment in technology - positions AOS to deliver stronger, more profitable, and more sustainable long-term growth.

I also want to address a recent event that is affecting our near-term outlook. A couple days ago, Shanghai experienced Typhoon Dolphin and flooding that impacted portions of our packaging operations. We expect a slight impact to the September quarter. Our teams are moving quickly to restore affected capacity, minimize customer disruption, and position us to recover as much of the delayed business as possible in the coming quarters.

With that, I will now turn the call over to Yifan for a discussion of our fiscal fourth quarter financial results and our outlook for the next quarter. Yifan?

Yifan Liang (Chief Financial Officer)

Thank you, Stephen. Good afternoon, everyone and thank you for joining us.

Revenue for the June quarter was $170.4 million, up 4.0% sequentially and down 3.5% year-over-year.

In terms of product mix, DMOS revenue was $113.2 million, down 1.6% sequentially and up 5.6% over last year. Power IC revenue was $55.5 million, up 18.2% from the prior quarter and down 19.3% from a year ago. Assembly service and other revenue was $1.7 million, as compared to $1.9 million last quarter and $0.5 million for the same quarter last year.

Non-GAAP gross margin was 23.7%, compared to 21.7% last quarter and 24.4% a year ago. The quarter-over-quarter increase was mainly impacted by better mix and higher utilization.

Non-GAAP operating expenses were $45.3 million, compared to $44.3 million for the prior quarter and $40.9 million last year. The quarter-over-quarter increase was mainly due to higher R&D expenses.

Non-GAAP quarterly EPS was $0.13 loss, compared to $0.28 loss per share last quarter and $0.02 earnings per share a year ago.

Moving on to cash flow. Operating cash flow was negative $10.0 million, compared to negative $8.3 million in the prior quarter and negative $2.8 million last year. EBITDAS excluding equity method investment income/loss was $10.1 million for the quarter, compared to $5.9 million last quarter and $10.5 million for the same quarter a year ago.

Now let me turn to our balance sheet.

We completed the June quarter with a cash balance of $180.8 million, compared to $190.3 million at the end of last quarter. During the quarter, we received the last $15 million installment payment and completed the $150 million sale of our joint venture equity.

Net trade receivables increased by $4.5 million sequentially. Days Sales Outstanding were 23 days for the quarter, compared to 20 days for the prior quarter.

Net inventory increased by $2.3 million quarter-over-quarter. Average days in inventory were 138 days for the quarter, compared to 139 days for the prior quarter.

CapEx for the quarter was $14.9 million, compared to $12.1 million for the prior quarter. We expect CapEx for the September quarter to range from $15 million to $17 million.

With that, now I would like to discuss September quarter guidance.

We expect:
•Revenue to be approximately $176 million, plus or minus $10.0 million.
•GAAP gross margin to be 23.8%, plus or minus 1%. We anticipate non-GAAP gross margin to be 24.5%, plus or minus 1%.
•GAAP operating expenses to be $52.5 million, plus or minus $1.0 million. Non-GAAP operating expenses are expected to be $46.5 million, plus or minus $1.0 million.
•Interest income to be $0.6 million higher than interest expense, and
•Income tax expense to be in the range of $1.1 million to $1.3 million.

With that, we will now open the call for questions. Operator, please start the Q&A session.

Closing:
Before we conclude, I’d like to highlight a few upcoming investor events. The management team will be participating in:
•7th Annual Needham Virtual Semiconductor & SemiCap 1x1 Conference on August 20;
•Jefferies Semis, IT Hardware & Comm Tech Summit on August 26 in Chicago, IL; and
•Benchmark 2026 Tech, Media & Telecom Conference on September 10 in New York, NY.
If you wish to request a meeting, please contact the institutional sales representative at the sponsoring bank.

This concludes our earnings call today. Thank you for your interest in AOS, and we look forward to speaking with you again next quarter.

Special Notes Regarding Forward Looking Statements

This script contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating expenses, operating income, tax expenses, net income, noncontrolling interest, share-based compensation expenses and other financial forecasts, expected financial performance of market segments; our ability to capture market shares and increase BOM content; our ability to achieve growth in 2026 and 2027; expected seasonality and industry forecast; expected growth of Advance Computing market; business opportunities in A.I. and data centers; our expectations with respect to R&D investment and business strategy; our ability and strategy to develop new products; fluctuation in customer demand and market segments; relationship with key customers; and other information regarding the future development of our business. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of the PC industry and our ability to respond to such decline; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and other periodic reports filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.